                                                                    EXHIBIT 99.1

           ATTRIBUTED FINANCIAL INFORMATION FOR TRACKING STOCK GROUPS

    Our Liberty Interactive common stock is intended to reflect the separate performance of our Interactive Group which is comprised of our businesses engaged in video and on-line commerce, including our subsidiaries, QVC, Inc., Provide Commerce, Inc., BuySeasons, Inc. and Backcountry.com, Inc. and our interests in IAC/InterActiveCorp and Expedia, Inc. Our Liberty Capital common stock is intended to reflect the separate performance of our Capital Group which is comprised of all of our assets and businesses not attributed to the Interactive Group.

    The following tables present our assets, liabilities, revenue, expenses and cash flows as of and for the nine months ended September 30, 2007 and 2006. The tables further present our assets, liabilities, revenue, expenses and cash flows that are attributed to the Interactive Group and the Capital Group, respectively. The financial information should be read in conjunction with our unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2007 included in this Quarterly Report on Form 10-Q. The attributed financial information presented in the tables has been prepared assuming the Restructuring had been completed as of January 1, 2006.

    Notwithstanding the following attribution of assets, liabilities, revenue, expenses and cash flows to the Interactive Group and the Capital Group, our tracking stock structure does not affect the ownership or the respective legal title to our assets or responsibility for our liabilities. We and our subsidiaries are each responsible for our respective liabilities. Holders of Liberty Interactive common stock and Liberty Capital common stock are holders of our common stock and are subject to risks associated with an investment in our company and all of our businesses, assets and liabilities. The issuance of Liberty Interactive common stock and Liberty Capital common stock does not affect the rights of our creditors or creditors of our subsidiaries.

                       SUMMARY ATTRIBUTED FINANCIAL DATA

INTERACTIVE GROUP

                                                              SEPTEMBER 30,    DECEMBER 31,
                                                                   2007            2006
                                                              --------------   -------------
                                                                   AMOUNTS IN MILLIONS
SUMMARY BALANCE SHEET DATA:
Current assets..............................................      $ 2,778          2,984
Cost investments............................................      $ 2,300          2,572
Equity investments..........................................      $ 1,312          1,358
Total assets................................................      $19,390         19,820
Long-term debt, including current portion...................      $ 7,067          6,383
Long-term deferred income tax liabilities...................      $ 2,790          3,057
Attributed net assets.......................................      $ 7,949          8,561

                                                                 THREE MONTHS           NINE MONTHS
                                                                     ENDED                 ENDED
                                                                 SEPTEMBER 30,         SEPTEMBER 30,
                                                              -------------------   -------------------
                                                                2007       2006       2007       2006
                                                              --------   --------   --------   --------
                                                                         AMOUNTS IN MILLIONS
SUMMARY OPERATIONS DATA:
Revenue.....................................................  $ 1,760      1,693      5,322      5,016
Cost of sales...............................................   (1,115)    (1,063)    (3,337)    (3,117)
Operating expenses..........................................     (148)      (142)      (440)      (415)
Selling, general and administrative expenses(1).............     (141)      (116)      (436)      (406)
Depreciation and amortization...............................     (135)      (122)      (397)      (367)
                                                              -------     ------     ------     ------
    Operating income........................................      221        250        712        711
Interest expense............................................     (121)      (108)      (340)      (298)
Other income, net...........................................       39         25        115         95
Income tax expense..........................................      (55)       (45)      (196)      (167)
Minority interests in earnings of subsidiaries..............       (6)        (8)       (20)       (26)
                                                              -------     ------     ------     ------
  Earnings before cumulative effect of accounting change....       78        114        271        315
Cumulative effect of accounting change, net of taxes........       --         --         --        (87)
                                                              -------     ------     ------     ------
    Net earnings............................................  $    78        114        271        228
                                                              =======     ======     ======     ======

------------------------

(1) Includes stock-based compensation of $7 million and $(7) million for the three months ended September 30, 2007 and 2006, respectively; and $29 million and $37 million for the nine months ended September 30, 2007 and 2006, respectively.

                       SUMMARY ATTRIBUTED FINANCIAL DATA

CAPITAL GROUP

                                                              SEPTEMBER 30,    DECEMBER 31,
                                                                   2007            2006
                                                              --------------   -------------
                                                                   AMOUNTS IN MILLIONS
SUMMARY BALANCE SHEET DATA:
Current assets..............................................      $ 3,628          3,776
Cost investments............................................      $17,507         19,050
Equity investments..........................................      $   513            484
Total assets................................................      $28,205         27,849
Long-term debt, including current portion...................      $ 4,747          2,640
Long-term deferred income tax liabilities...................      $ 6,271          6,604
Attributed net assets.......................................      $12,882         13,072

                                                                 THREE MONTHS           NINE MONTHS
                                                                     ENDED                 ENDED
                                                                 SEPTEMBER 30,         SEPTEMBER 30,
                                                              -------------------   -------------------
                                                                2007       2006       2007       2006
                                                              --------   --------   --------   --------
                                                                         AMOUNTS IN MILLIONS
SUMMARY OPERATIONS DATA:
Revenue.....................................................   $ 491        323      1,245        926
Operating expenses..........................................    (331)      (227)      (857)      (660)
Selling, general and administrative expenses(1).............    (100)       (85)      (282)      (193)
Depreciation and amortization...............................     (41)       (25)      (102)       (67)
Impairment of long-lived assets.............................     (41)        --        (41)        --
                                                               -----       ----      -----       ----
    Operating income (loss).................................     (22)       (14)       (37)         6
Interest expense............................................     (52)       (69)      (128)      (187)
Realized and unrealized gains (losses) on financial
  instruments, net..........................................     398        (78)       493         74
Gain on dispositions, net...................................       2         25        625        352
Other income, net...........................................      71         50        174        134
Income tax benefit (expense)................................    (160)        32        151        (86)
Minority interests in losses (earnings) of subsidiaries.....       4          3         (1)         6
                                                               -----       ----      -----       ----
  Earnings (loss) from continuing operations................     241        (51)     1,277        299
Earnings (loss) from discontinued operations, net of
  taxes.....................................................      --         --        149        (10)
Cumulative effect of accounting change, net of taxes........      --         --         --         (2)
                                                               -----       ----      -----       ----
    Net earnings (loss).....................................   $ 241        (51)     1,426        287
                                                               =====       ====      =====       ====

------------------------

(1) Includes stock-based compensation of $10 million and $2 million for the three months ended September 30, 2007 and 2006, respectively; and $28 million and $9 million for the nine months ended September 30, 2007 and 2006, respectively.

                           BALANCE SHEET INFORMATION

                               SEPTEMBER 30, 2007

                                  (UNAUDITED)

                                                         ATTRIBUTED (NOTE 1)
                                                        ----------------------
                                                        INTERACTIVE   CAPITAL                   CONSOLIDATED
                                                           GROUP       GROUP     ELIMINATIONS     LIBERTY
                                                        -----------   --------   ------------   ------------
                                                                        AMOUNTS IN MILLIONS
ASSETS
Current assets:
  Cash and cash equivalents...........................    $   718       2,371          --           3,089
  Trade and other receivables, net....................        865         420          --           1,285
  Inventory, net......................................      1,015          --          --           1,015
  Program rights......................................         --         589          --             589
  Financial instruments (note 2)......................         --         169          --             169
  Current deferred tax assets.........................        124          --        (124)             --
  Other current assets................................         56          79          (6)            129
                                                          -------      ------        ----          ------
    Total current assets..............................      2,778       3,628        (130)          6,276
                                                          -------      ------        ----          ------
Investments in available-for-sale securities and other
  cost investments....................................      2,300      17,507          --          19,807
Long-term financial instruments (note 2)..............         18       1,208          --           1,226
Investments in affiliates, accounted for using the
  equity method.......................................      1,312         513          --           1,825
Investment in special purpose entity..................         --         750          --             750
Property and equipment, net...........................      1,058         280          --           1,338
Goodwill..............................................      5,854       2,054          --           7,908
Trademarks............................................      2,470          20          --           2,490
Intangible assets subject to amortization, net........      3,556         376          --           3,932
Other assets, at cost, net of accumulated
  amortization........................................         44       1,869          --           1,913
                                                          -------      ------        ----          ------
    Total assets......................................    $19,390      28,205        (130)         47,465
                                                          =======      ======        ====          ======
LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable....................................    $   554          32          --             586
  Accrued interest....................................         63          46          --             109
  Other accrued liabilities...........................        537         455          --             992
  Intergroup payable (receivable).....................          7          (7)         --              --
  Financial instruments (note 2)......................          5       1,371          --           1,376
  Current portion of debt (note 3)....................         24         184          --             208
  Current deferred tax liabilities....................         --         220        (124)             96
  Other current liabilities...........................         25          27          --              52
                                                          -------      ------        ----          ------
    Total current liabilities.........................      1,215       2,328        (124)          3,419
                                                          -------      ------        ----          ------
Long-term debt (note 3)...............................      7,043       4,563          --          11,606
Long-term financial instruments (note 2)..............         29         132          --             161
Deferred income tax liabilities (note 5)..............      2,790       6,271          --           9,061
Other liabilities.....................................        268       1,234          (6)          1,496
                                                          -------      ------        ----          ------
    Total liabilities.................................     11,345      14,528        (130)         25,743
Minority interests in equity of subsidiaries..........         96         795          --             891
Equity/Attributed net assets..........................      7,949      12,882          --          20,831
                                                          -------      ------        ----          ------
    Total liabilities and equity......................    $19,390      28,205        (130)         47,465
                                                          =======      ======        ====          ======

         STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS INFORMATION

                     THREE MONTHS ENDED SEPTEMBER 30, 2007

                                  (UNAUDITED)

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                       AMOUNTS IN MILLIONS
Revenue:
  Net retail sales..........................................    $1,760          --         1,760
  Communications and programming services...................        --         491           491
                                                                ------        ----         -----
                                                                 1,760         491         2,251
                                                                ------        ----         -----
Operating costs and expenses:
  Cost of sales.............................................     1,115          --         1,115
  Operating.................................................       148         331           479
  Selling, general and administrative (including stock-based compensation of $7 million and $10 million for
    Interactive Group and Capital Group, respectively (notes
    1 and 4)................................................       141         100           241
  Depreciation and amortization.............................       135          41           176
  Impairment of long-lived assets...........................        --          41            41
                                                                ------        ----         -----
                                                                 1,539         513         2,052
                                                                ------        ----         -----
    Operating income (loss).................................       221         (22)          199
Other income (expense):
  Interest expense..........................................      (121)        (52)         (173)
  Dividend and interest income..............................        11          96           107
  Share of earnings (losses) of affiliates, net.............        22         (23)           (1)
  Realized and unrealized gains on financial instruments,
    net.....................................................         2         398           400
  Gains on dispositions, net................................        --           2             2
  Other, net................................................         4          (2)            2
                                                                ------        ----         -----
                                                                   (82)        419           337
                                                                ------        ----         -----
    Earnings before income taxes and minority interests.....       139         397           536
Income tax expense (note 5).................................       (55)       (160)         (215)
Minority interests in losses (earnings) of subsidiaries.....        (6)          4            (2)
                                                                ------        ----         -----
    Net earnings............................................    $   78         241           319
                                                                ------        ----         -----
Other comprehensive earnings (loss), net of taxes:
  Foreign currency translation adjustments..................        61           7            68
  Unrealized holding losses arising during the period.......      (217)        (53)         (270)
  Recognition of previously unrealized gains on
    available-for-sale securities, net......................        --          (1)           (1)
                                                                ------        ----         -----
      Other comprehensive loss..............................      (156)        (47)         (203)
                                                                ------        ----         -----
        Comprehensive earnings (loss).......................    $  (78)        194           116
                                                                ======        ====         =====

         STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS INFORMATION

                     THREE MONTHS ENDED SEPTEMBER 30, 2006

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                       AMOUNTS IN MILLIONS
Revenue:
  Net retail sales..........................................    $1,693          --         1,693
  Communications and programming services...................        --         323           323
                                                                ------        ----         -----
                                                                 1,693         323         2,016
                                                                ------        ----         -----
Operating costs and expenses:
  Cost of sales--electronic retailing services..............     1,063          --         1,063
  Operating.................................................       142         227           369
  Selling, general and administrative (including stock-based compensation of $(7) million and $2 million for
    Interactive Group and Capital Group, respectively)
    (notes 1 and 4).........................................       116          85           201
  Depreciation and amortization.............................       122          25           147
                                                                ------        ----         -----
                                                                 1,443         337         1,780
                                                                ------        ----         -----
    Operating income (loss).................................       250         (14)          236
Other income (expense):
  Interest expense..........................................      (108)        (69)         (177)
  Dividend and interest income..............................        10          61            71
  Share of earnings (losses) of affiliates, net.............         8          (5)            3
  Realized and unrealized gains (losses) on financial
    instruments, net........................................         5         (78)          (73)
  Gains on dispositions of assets, net......................        --          25            25
  Nontemporary declines in fair value of investments........        --          (4)           (4)
  Other, net................................................         2          (2)           --
                                                                ------        ----         -----
                                                                   (83)        (72)         (155)
                                                                ------        ----         -----
    Earnings (loss) from continuing operations before income
      taxes and minority interests..........................       167         (86)           81
Income tax benefit (expense) (note 5).......................       (45)         32           (13)
Minority interests in losses (earnings) of subsidiaries.....        (8)          3            (5)
                                                                ------        ----         -----
    Net earnings (loss).....................................    $  114         (51)           63
                                                                ------        ----         -----
Other comprehensive earnings (loss), net of taxes:
  Foreign currency translation adjustments..................       (11)         --           (11)
  Unrealized holding gains arising during the period........        57         392           449
  Recognition of previously unrealized gains on
    available-for-sale securities, net......................        --         (10)          (10)
                                                                ------        ----         -----
      Other comprehensive earnings..........................        46         382           428
                                                                ------        ----         -----
        Comprehensive earnings..............................    $  160         331           491
                                                                ======        ====         =====

         STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS INFORMATION

                      NINE MONTHS ENDED SEPTEMBER 30, 2007

                                  (UNAUDITED)

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                       AMOUNTS IN MILLIONS
Revenue:
  Net retail sales..........................................    $5,322          --         5,322
  Communications and programming services...................        --       1,245         1,245
                                                                ------       -----         -----
                                                                 5,322       1,245         6,567
                                                                ------       -----         -----
Operating costs and expenses:
  Cost of sales.............................................     3,337          --         3,337
  Operating.................................................       440         857         1,297
  Selling, general and administrative (including stock-based compensation of $29 million and $28 million for
    Interactive Group and Capital Group, respectively (notes
    1 and 4)................................................       436         282           718
  Depreciation and amortization.............................       397         102           499
  Impairment of long-lived assets...........................        --          41            41
                                                                ------       -----         -----
                                                                 4,610       1,282         5,892
                                                                ------       -----         -----
    Operating income (loss).................................       712         (37)          675
Other income (expense):
  Interest expense..........................................      (340)       (128)         (468)
  Dividend and interest income..............................        34         212           246
  Share of earnings (losses) of affiliates, net.............        61         (37)           24
  Realized and unrealized gains on financial instruments,
    net.....................................................        --         493           493
  Gains on dispositions, net................................        12         625           637
  Other, net................................................         8          (1)            7
                                                                ------       -----         -----
                                                                  (225)      1,164           939
                                                                ------       -----         -----
    Earnings from continuing operations before income taxes
      and minority interests................................       487       1,127         1,614
Income tax benefit (expense) (note 5).......................      (196)        151           (45)
Minority interests in earnings of subsidiaries..............       (20)         (1)          (21)
                                                                ------       -----         -----
    Earnings from continuing operations.....................       271       1,277         1,548
Earnings from discontinued operations, net of taxes.........        --         149           149
                                                                ------       -----         -----
    Net earnings............................................    $  271       1,426         1,697
                                                                ------       -----         -----
Other comprehensive earnings (loss), net of taxes:
  Foreign currency translation adjustments..................        82           8            90
  Unrealized holding losses arising during the period.......      (250)        (67)         (317)
  Recognition of previously unrealized gains on
    available-for-sale securities, net......................        --        (397)         (397)
                                                                ------       -----         -----
      Other comprehensive loss..............................      (168)       (456)         (624)
                                                                ------       -----         -----
        Comprehensive earnings..............................    $  103         970         1,073
                                                                ======       =====         =====

         STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS INFORMATION

                      NINE MONTHS ENDED SEPTEMBER 30, 2006

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                       AMOUNTS IN MILLIONS
Revenue:
  Net sales from electronic retailing.......................    $5,016          --         5,016
  Communications and programming services...................        --         926           926
                                                                ------       -----         -----
                                                                 5,016         926         5,942
                                                                ------       -----         -----
Operating costs and expenses:
  Cost of sales--electronic retailing services..............     3,117          --         3,117
  Operating.................................................       415         660         1,075
  Selling, general and administrative (including stock-based compensation of $37 million and $9 million for
    Interactive Group and Capital Group, respectively)
    (notes 1 and 4).........................................       406         193           599
  Depreciation and amortization.............................       367          67           434
                                                                ------       -----         -----
                                                                 4,305         920         5,225
                                                                ------       -----         -----
    Operating income........................................       711           6           717
Other income (expense):
  Interest expense..........................................      (298)       (187)         (485)
  Dividend and interest income..............................        29         137           166
  Share of earnings of affiliates, net......................        29           3            32
  Realized and unrealized gains on financial instruments,
    net.....................................................        22          74            96
  Gains on dispositions of assets, net......................        --         352           352
  Nontemporary declines in fair value of investments........        --          (4)           (4)
  Other, net................................................        15          (2)           13
                                                                ------       -----         -----
                                                                  (203)        373           170
                                                                ------       -----         -----
    Earnings from continuing operations before income taxes
      and minority interests................................       508         379           887
Income tax expense (note 5).................................      (167)        (86)         (253)
Minority interests in losses (earnings) of subsidiaries.....       (26)          6           (20)
                                                                ------       -----         -----
    Earnings from continuing operations.....................       315         299           614
Loss from discontinued operations, net of taxes.............        --         (10)          (10)
Cumulative effect of accounting change, net of taxes........       (87)         (2)          (89)
                                                                ------       -----         -----
    Net earnings............................................    $  228         287           515
                                                                ------       -----         -----
Other comprehensive earnings (loss), net of taxes:
  Foreign currency translation adjustments..................        67          --            67
  Unrealized holding gains (losses) arising during the
    period..................................................       (24)      1,375         1,351
  Recognition of previously unrealized gains on
    available-for-sale securities, net......................        --         (25)          (25)
  Other comprehensive earnings from discontinued
    operations..............................................        --           1             1
                                                                ------       -----         -----
      Other comprehensive earnings..........................        43       1,351         1,394
                                                                ------       -----         -----
        Comprehensive earnings..............................    $  271       1,638         1,909
                                                                ======       =====         =====

                      STATEMENT OF CASH FLOWS INFORMATION

                      NINE MONTHS ENDED SEPTEMBER 30, 2007

                                  (UNAUDITED)

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                       AMOUNTS IN MILLIONS
Cash flows from operating activities:
  Net earnings..............................................     $ 271        1,426        1,697
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Earnings from discontinued operations...................        --         (149)        (149)
    Depreciation and amortization...........................       397          102          499
    Impairment of long-lived assets.........................        --           41           41
    Stock-based compensation................................        29           28           57
    Payments of stock-based compensation....................       (35)          (3)         (38)
    Noncash interest expense................................         4            3            7
    Share of losses (earnings) of affiliates, net...........       (61)          37          (24)
    Realized and unrealized gains on financial instruments,
      net...................................................        --         (493)        (493)
    Gains on disposition of assets, net.....................       (12)        (625)        (637)
    Minority interests in earnings of subsidiaries..........        20            1           21
    Intergroup tax payments.................................      (248)         248           --
    Other intergroup cash transfers, net....................       (15)          15           --
    Deferred income tax expense (benefit)...................      (104)          30          (74)
    Other noncash charges (credits), net....................        (8)          48           40
    Changes in operating assets and liabilities, net of the
      effects of acquisitions:
      Current assets........................................       (23)        (222)        (245)
      Payables and other current liabilities................        79          (90)         (11)
                                                                 -----       ------       ------
        Net cash provided by operating activities...........       294          397          691
                                                                 -----       ------       ------
Cash flows from investing activities:
  Cash proceeds from dispositions...........................        12          465          477
  Net payments for settlement of financial instruments......        --          (66)         (66)
  Cash paid for acquisitions, net of cash acquired..........      (120)          (6)        (126)
  Cash received in exchange transactions....................        --        1,154        1,154
  Capital expended for property and equipment...............      (236)         (18)        (254)
  Net purchases of short term investments...................        --         (215)        (215)
  Investments in and loans to cost and equity investees.....       (11)         (80)         (91)
  Investment in special purpose entity......................        --         (750)        (750)
  Net increase in restricted cash...........................        --         (735)        (735)
  Other investing activities, net...........................       (24)          13          (11)
                                                                 -----       ------       ------
        Net cash used by investing activities...............      (379)        (238)        (617)
                                                                 -----       ------       ------
Cash flows from financing activities:
  Borrowings of debt........................................       860          752        1,612
  Repayments of debt........................................      (187)        (164)        (351)
  Repurchases of Liberty common stock.......................      (821)      (1,305)      (2,126)
  Contribution from minority owner..........................        --          751          751
  Other financing activities, net...........................        (5)          16           11
                                                                 -----       ------       ------
        Net cash provided (used) by financing activities....      (153)          50         (103)
                                                                 -----       ------       ------
Effect of foreign currency rates on cash....................        10           --           10
                                                                 -----       ------       ------
Net cash provided to discontinued operations:
  Cash provided by operating activities.....................        --            8            8
  Cash used by investing activities.........................        --           (9)          (9)
  Cash provided by financing activities.....................        --           --           --
  Change in available cash held by discontinued
    operations..............................................        --            2            2
                                                                 -----       ------       ------
        Net cash provided by discontinued operations........        --            1            1
                                                                 -----       ------       ------
        Net increase (decrease) in cash and cash
          equivalents.......................................      (228)         210          (18)
        Cash and cash equivalents at beginning of period....       946        2,161        3,107
                                                                 -----       ------       ------
        Cash and cash equivalents at end period.............     $ 718        2,371        3,089
                                                                 =====       ======       ======

                      STATEMENT OF CASH FLOWS INFORMATION

                      NINE MONTHS ENDED SEPTEMBER 30, 2006

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                       AMOUNTS IN MILLIONS
Cash flows from operating activities:
  Net earnings..............................................     $  228        287           515
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Loss from discontinued operations.......................         --         10            10
    Cumulative effect of accounting change..................         87          2            89
    Depreciation and amortization...........................        367         67           434
    Stock-based compensation................................         37          9            46
    Payments of stock-based compensation....................       (105)        (4)         (109)
    Noncash interest expense................................          3         78            81
    Share of earnings of affiliates, net....................        (29)        (3)          (32)
    Realized and unrealized gains on financial instruments,
      net...................................................        (22)       (74)          (96)
    Gains on disposition of assets, net.....................         --       (352)         (352)
    Nontemporary declines in fair value of investments......         --          4             4
    Minority interests in earnings (losses) of
      subsidiaries..........................................         26         (6)           20
    Deferred income tax expense (benefit)...................       (112)        16           (96)
    Other noncash charges (credits), net....................        (13)        44            31
    Changes in operating assets and liabilities, net of the
      effects of acquisitions:
      Current assets........................................        (66)      (154)         (220)
      Payables and other current liabilities................       (164)       425           261
                                                                 ------      -----        ------
        Net cash provided by operating activities...........        237        349           586
                                                                 ------      -----        ------
Cash flows from investing activities:
  Cash proceeds from dispositions...........................         --        925           925
  Net proceeds from settlement of derivatives...............         --        330           330
  Cash paid for acquisitions, net of cash acquired..........       (436)      (430)         (866)
  Capital expended for property and equipment...............       (170)       (12)         (182)
  Net sales (purchases) of short term investments...........         23        (11)           12
  Investments in and loans to cost and equity investees.....         (5)      (173)         (178)
  Repurchases of subsidiary common stock....................       (314)        --          (314)
  Other investing activities, net...........................         (9)        70            61
                                                                 ------      -----        ------
        Net cash provided (used) by investing activities....       (911)       699          (212)
                                                                 ------      -----        ------
Cash flows from financing activities:
  Borrowings of debt........................................      2,376          1         2,377
  Repayments of debt........................................     (1,381)        (2)       (1,383)
  Repurchases of Liberty common stock.......................       (731)        --          (731)
  Intergroup cash transfers, net............................        293       (293)           --
  Other financing activities, net...........................         71        (75)           (4)
                                                                 ------      -----        ------
        Net cash provided (used) by financing activities....        628       (369)          259
                                                                 ------      -----        ------
Effect of foreign currency rates on cash....................         11         --            11
                                                                 ------      -----        ------
Net cash provided by discontinued operations:
  Cash provided by operating activities.....................         --         61            61
  Cash used by investing activities.........................         --        (58)          (58)
  Cash provided by financing activities.....................         --          4             4
  Change in available cash held by discontinued
    operations..............................................         --         (5)           (5)
                                                                 ------      -----        ------
        Net cash provided by discontinued operations........         --          2             2
                                                                 ------      -----        ------
        Net increase (decrease) in cash and cash
          equivalents.......................................        (35)       681           646
        Cash and cash equivalents at beginning of period....        945        951         1,896
                                                                 ------      -----        ------
        Cash and cash equivalents at end period.............     $  910      1,632         2,542
                                                                 ======      =====        ======

                   NOTES TO ATTRIBUTED FINANCIAL INFORMATION

                                  (UNAUDITED)

(1) The assets attributed to our Interactive Group as of September 30, 2007 include our consolidated subsidiaries QVC, Inc., Provide Commerce, Inc., BuySeasons, Inc. and Backcountry.com, Inc., and our interests in IAC/InterActiveCorp, GSI Commerce, Inc. and Expedia, Inc. Accordingly, the accompanying attributed financial information for the Interactive Group includes our investments in IAC/InterActiveCorp, Expedia and GSI, as well as the assets, liabilities, revenue, expenses and cash flows of QVC, Provide, BuySeasons and Backcountry. We have also attributed certain of our debt obligations (and related interest expense) to the Interactive Group based upon a number of factors, including the cash flow available to the Interactive Group and its ability to pay debt service and our assessment of the optimal capitalization for the Interactive Group. The specific debt obligations attributed to each of the Interactive Group and the Capital Group are described in note 3 below. In addition, we have allocated certain corporate general and administrative expenses between the Interactive Group and the Capital Group as described in note 4 below.

    The Interactive Group focuses on video and on-line commerce businesses. Accordingly, we expect that businesses that we may acquire in the future that we believe are complementary to this strategy will also be attributed to the Interactive Group.

    The Capital Group consists of all of our businesses not included in the Interactive Group, including our consolidated subsidiaries Starz Entertainment, LLC, Starz Media, LLC, FUN Technologies, Inc., Atlanta National League Baseball Club, Inc., Leisure Arts, Inc., TruePosition, Inc. and WFRV and WJMN Television Station, Inc. and our cost and equity investments in GSN, LLC, WildBlue Communications, Inc. and others. Accordingly, the accompanying attributed financial information for the Capital Group includes these investments and the assets, liabilities, revenue, expenses and cash flows of these consolidated subsidiaries. In addition, we have attributed to the Capital Group all of our notes and debentures (and related interest expense) that have not been attributed to the Interactive Group. See note 3 below for the debt obligations attributed to the Capital Group.

    Any businesses that we may acquire in the future that are not attributed to the Interactive Group will be attributed to the Capital Group.

    While we believe the allocation methodology described above is reasonable and fair to each group, we may elect to change the allocation methodology in the future. In the event we elect to transfer assets or businesses from one group to the other, such transfer would be made on a fair value basis and would be accounted for as a short-term loan unless our board of directors determines to account for it as a long-term loan or through an inter-group interest.

(2) Financial instruments attributed to the Interactive Group are comprised of QVC's interest rate swap agreements and total return bond swaps that are related to the parent company debt attributed to the Interactive Group.

                                  (UNAUDITED)

(3) Debt attributed to the Interactive Group and the Capital Group is comprised of the following:

                                                            SEPTEMBER 30, 2007
                                                          ----------------------
                                                          OUTSTANDING   CARRYING
                                                           PRINCIPAL     VALUE
                                                          -----------   --------
                                                           AMOUNTS IN MILLIONS
Interactive Group
  7.875% Senior Notes due 2009..........................    $   670         667
  7.75% Senior Notes due 2009...........................        233         234
  5.7% Senior Notes due 2013............................        802         801
  8.5% Senior Debentures due 2029.......................        500         495
  8.25% Senior Debentures due 2030......................        902         895
  QVC bank credit facilities............................      3,900       3,900
  Other subsidiary debt.................................         75          75
                                                            -------      ------
    Total Interactive Group debt........................      7,082       7,067
                                                            -------      ------
Capital Group
  0.75% Senior Exchangeable Debentures due 2023.........      1,750       1,921
  4% Senior Exchangeable Debentures due 2029............        869         565
  3.75% Senior Exchangeable Debentures due 2030.........        810         474
  3.5% Senior Exchangeable Debentures due 2031..........        501         489
  3.25% Senior Exchangeable Debentures due 2031.........        551         452
  Liberty bank facility.................................        750         750
  Subsidiary debt.......................................         96          96
                                                            -------      ------
    Total Capital Group debt............................      5,327       4,747
                                                            -------      ------
Total debt..............................................    $12,409      11,814
                                                            =======      ======

(4) Cash compensation expense for our corporate employees has been allocated between the Interactive Group and the Capital Group based on the estimated percentage of time spent providing services for each group. Stock-based compensation expense for our corporate employees has been allocated between the Interactive Group and the Capital Group based on the compensation derived from the equity awards for the respective tracking stock. Other general and administrative expenses are charged directly to the groups whenever possible and are otherwise allocated based on estimated usage or some other reasonably determined methodology. Amounts allocated from the Capital Group to the Interactive Group for the nine months ended
    September 30, 2007 and 2006 were $13 million and $10 million, respectively. While we believe that this allocation method is reasonable and fair to each group, we may elect to change the allocation methodology or percentages used to allocate general and administrative expenses in the future.

(5) We have accounted for income taxes for the Interactive Group and the Capital Group in the accompanying attributed financial information in a manner similar to a stand-alone company basis. To the extent this methodology differs from our tax sharing policy, differences have been reflected in the attributed net assets of the groups.

(6) The Liberty Interactive Stock and the Liberty Capital Stock have voting and conversion rights under our amended charter. Following is a summary of those rights. Holders of Series A common stock of each group are entitled to one vote per share and holders of Series B common stock of each group are entitled to ten votes per share. Holders of Series C common stock of each group, if

                                  (UNAUDITED)

    issued, will be entitled to 1/100th of a vote per share in certain limited cases and will otherwise not be entitled to vote. In general, holders of Series A and Series B common stock vote as a single class. In certain limited circumstances, the board may elect to seek the approval of the holders of only Series A and Series B Liberty Interactive Stock or the approval of the holders of only Series A and Series B Liberty Capital Stock.

    At the option of the holder, each share of Series B common stock is convertible into one share of Series A common stock of the same group. At the discretion of our board, Liberty Interactive Stock may be converted into Liberty Capital Stock at any time following the first anniversary of the restructuring. In addition, following certain group dispositions and subject to certain limitations, Liberty Capital Stock may be converted into Liberty Interactive Stock, and Liberty Interactive Stock may be converted into Liberty Capital Stock.